EXHIBIT 4.8

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             AMENDED AND RESTATED STOCK OPTION AGREEMENT RE: DILLARD


         THIS AGREEMENT is executed by Diversified Corporate Resources, Inc., a Texas corporation (herein called "Company"), and M. Ted Dillard (herein called "Optionee") on the date set forth on the signature page hereof, but effective as of December 27, 1996.
         WHEREAS, the Optionee is an officer and director of the Company; and WHEREAS, the Company considers it desirable and in its best interests that Optionee be given an opportunity to acquire an equity interest in the Company in the form of an option to purchase shares of common stock of the Company (the "Common Stock"); and
         WHEREAS, the options covered by this Agreement are issued pursuant to the Company's 1996 Nonqualified Stock Option Plan (the "Plan").
         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:
         1. GRANT OF OPTION. The Company shall and does hereby grant to Optionee the right, privilege and option to purchase 105,000 shares (the "Shares") of Common Stock for the prices per share in the manner and subject to the conditions hereinafter provided.

         2. TIME OF EXERCISE AND PRICES OF OPTION. Subject to the terms hereof, the option herein granted must be exercised in whole or in part at any time or times prior to December 31, 2001. The option herein granted (a) shall be immediately exercisable as to 52,500 shares of Common Stock, the exercise price of this portion of the option shall be $2.50 per share of Common Stock, (b) shall become exercisable as to an additional 31,500 shares of Common Stock if the Optionee is still an officer or director of the Company on December 31, 1997; the exercise price of this portion of the option shall be $4.00 per share, and (c) shall become

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exercisable  as to the balance of 21,000  shares of Common Stock if the Optionee is still an officer and director of the Company on December 31, 1998; the exercise price of this portion of the option is the lesser of (i) $8.00 per share, or (ii) the price per share at which shares of Common Stock are sold to the public in 1997 or 1998 if with the Company effectuates a public sale of its Common Stock in 1997 or 1998 using an investment banking firm selected by the Board of Directors of the Company (in the event of multiple sales to the public during 1997 and 1998, the price per share of the initial sale shall be applicable). The parties hereto acknowledge and agree that (A) the requirement that vesting is contingent upon the Optionee being an officer or director of the Company is applicable regardless of the reason that the Optionee may cease to be an officer or director of the Company, and (B) subject to the restrictions herein as to when the option is exercisable, the Optionee shall have the right to select the portion of the option, and the related option price, if and when the Optionee exercises any of this option.
         3. METHOD OF EXERCISE. (a) In order to exercise this option, in whole or in part, the Optionee shall deliver to the Company at its principal place of business, or at such other offices as shall be designated by the Company (i) a written notice of such holder's election to exercise this option, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise and (ii) either (A) cash or a check payable to the order of the Company, (B) notice that the exercise price is satisfied by reduction of the number of shares to be received by holder upon exercise of this option as provided in Section (b) below, with the amount of such reduction specified in such notice, (C) shares of Common Stock having a fair market value equal to the exercise price, or (D) a combination of the above. The Company shall undertake to make prompt delivery of the stock certificate(s) evidencing such part of the Shares,

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provided that if any law or  regulation  requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.
                  (b) At the option of the Optionee, the Optionee may exercise this option without a cash payment of the exercise price by designating that the number of shares of Common Stock issuable to Optionee upon such exercise shall be reduced by the number of shares having a fair market value equal to the amount of the total exercise price for such exercise. In such instance, no cash or other consideration will be paid by the holder in connection with such exercise and no commission or other remuneration will be paid or given by the Optionee or the Company in connection with such exercise.
         4. TERMINATION OF OPTION. To the extent not theretofore exercised, the option herein granted shall terminate on the earlier of (a) December 31, 2001,
(b) one hundred and eighty (180) days from the date on which Optionee's employment with the Company is terminated for any reason other than the death or disability of the Optionee, and (c) one (1) year from the date on which Optionee's employment with the Company is terminated if such termination is due to death or disability of the Optionee.
         5. RECLASSIFICATION, CONSOLIDATION, OR MERGER. If and to the extent that the number of shares of Common Stock of the Company shall be increased or reduced by change in par value, split-up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares of Common Stock subject to the option herein granted, and the option price therefor shall be appropriately adjusted. If the Company merges with one or more entities in a transaction in which the Company is not the surviving entity, (a) this option shall thereafter

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apply to shares of stock of the  surviving  entity  issuable  to the  holders of
Common Stock, and (b) the number of shares of stock subject to option and the option price(s) therefor shall be appropriately adjusted in a manner consistent with the terms and conditions of the aforesaid merger.
         6. RIGHTS PRIOR TO EXERCISE OF OPTION. The option herein granted is nontransferable by Optionee except as herein otherwise provided. Unless the Optionee is deceased or disabled, with the determination of the existence or
nonexistence   of  such  disability  such  disability  left  to  the  reasonable discretion of the Board of Directors of the Company, the option herein may only be exercised by the Optionee. If the Optionee dies during the period of time that all or any of part of this option is exercisable, the Optionee's executor or legal representative may exercise all or any part of this option at any time or times during the period of time in which the option herein is granted. If the Optionee is disabled, as aforesaid, the Optionee's legal representative shall have the right to exercise all or any part of this option at any time or times during the period of time in which the Optionee is disabled and the option herein granted has not expired by the terms of this Agreement. With respect to the shares of stock which are subject to the option herein granted, Optionee shall have no rights as a stockholder until payment of the option price for the shares being purchased by exercise of the option herein granted, and the issuance of the shares involved.
         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.
         8. MULTIPLE ORIGINALS. This Agreement may be executed in multiple counterparts with each counterpart constituting an original for all purposes.

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         9. TOTAL AGREEMENT. This Agreement may not be amended or revised except by a written instrument executed by both of the parties to this Agreement.
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 15th day of May, 1997.

                                      DIVERSIFIED CORPORATE RESOURCES, INC.


                                      By:_______________________________________
                                         J. Michael Moore, Chairman of the Board
                                          and Chief Executive Officer


                                      OPTIONEE:


                                      __________________________________________
                                      M. Ted Dillard


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